Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record 2007 Earnings and EPS ($2.12, up 11.6 percent)

2007 YEAR END HIGHLIGHTS

•                  Record diluted earnings per share of $2.12, up 11.6 percent

•                  Record net income of $266.8 million, up 8.9 percent

•                  Return on average assets of 1.76 percent

•                  Return on average common equity of 25.82 percent

•                  Quarterly dividend increased 3.1 percent to 25 cents per share

•                  Average Power Assets ® increased by $950.2 million, or 9.4 percent

•                  Opened 20 branches

EARNINGS SUMMARY								Table 1
($ in thousands, except per-share data)				Percent Change
	4Q	3Q	4Q	4Q07 vs	4Q07 vs			Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Net income	$62,817	$59,138	$53,733	6.2%	16.9%	$266,808	$244,943	8.9%
Diluted earnings per common share	.50	.48	.42	4.2	19.0	2.12	1.90	11.6

Financial Ratios (1)
Return on average assets	1.60%	1.55%	1.49%			1.76%	1.74%
Return on average common equity	23.55	23.39	20.68			25.82	24.37
Net interest margin	3.83	3.90	4.07			3.94	4.16
Net charge-offs as a percentage of average loans and leases	.46	.38	.24			.30	.17

(1) Annualized

WAYZATA, MN, January 23, 2008 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of $2.12 for 2007, up 11.6 percent from $1.90 in 2006. Net income for 2007 was $266.8 million, compared with $244.9 million for 2006. Net income for 2007 included a $31.2 million pre-tax gain on the sale of 10 out-state Michigan branches, $6.7 million in pre-tax gains on sales of real estate, $13.3 million in pre-tax gains on sales of securities, a $7.7 million pre-tax charge for TCF’s estimated contingent obligation related to Visa U.S.A. Inc. litigation indemnification and $18.4 million of favorable income tax settlements and adjustments for a combined after-tax impact of 37 cents per diluted share. Net income for 2006 included $4.2 million in pre-tax gains on sales of real estate, a $1.6 million net pre-tax gain on the sale of mortgage servicing rights and a $6.1 million reduction of income tax expense for a combined after-tax impact of eight cents per diluted share.

Return on average assets (“ROA”) was 1.76 percent and return on average common equity (“ROE”) was 25.82 percent for 2007, compared with 1.74 percent and 24.37 percent, respectively, for 2006.

Diluted earnings per share was 50 cents for the 2007 fourth quarter, compared with 42 cents for the same 2006 period, an increase of 19 percent. The fourth quarter of 2007 net income included $11.3 million in pre-tax gains on sales of securities, $2.8 million of pre-tax gains on sales of real estate, a $7.7 million pre-tax charge for TCF’s estimated contingent obligation related to Visa U.S.A. Inc. litigation indemnification and $5.4 million of favorable income tax adjustments for a combined after-tax impact of seven cents per diluted share. Net income for the fourth quarter of 2006 included an $851 thousand reduction in income tax expense for an after-tax impact of one cent per diluted share.

Dividend Increase

TCF’s Board of Directors announced, for the seventeenth consecutive year, an increase in the regular quarterly dividend to 25 cents per common share, effective for the first quarter of 2008. This represents a 3.1 percent increase over the 2007 quarterly dividend of 24.25 cents per common share. The dividend is payable on February 29, 2008 to common stockholders of record at the close of business on February 1, 2008. TCF’s 10-year compounded dividend growth rate is the ninth highest among the 50 largest banks in the country.

Chief Executive Officer’s Statement

“TCF earned a record $2.12 per share in 2007, despite operating in a difficult interest rate and economic environment, which included the impact of a significant slowdown in the housing market,” said Lynn A. Nagorske, CEO, TCF Financial Corporation. “Consistent with TCF’s philosophy of banking, we did not participate in any subprime teaser rate lending programs, collateralized debt obligations or structured investment vehicles which have caused other financial institutions to report large losses.”

Total Revenue								Table 2
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q07 vs	4Q07 vs			Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Net interest income	$139,571	$137,704	$135,887	1.4%	2.7%	$550,177	$537,530	2.4%
Fees and other revenue:
Fees and service charges	72,331	71,965	66,735.5		8.4	278,046	270,166	2.9
Card revenue	25,058	25,685	23,485	(2.4)	6.7	98,880	92,084	7.4
ATM revenue	8,306	9,251	9,019	(10.2)	(7.9)	35,620	37,760	(5.7)
Investments and insurance	2,736	2,632	2,087	4.0	31.1	10,318	10,695	(3.5)
Total banking fees	108,431	109,533	101,326	(1.0)	7.0	422,864	410,705	3.0
Leasing and equipment finance	14,841	15,110	15,165	(1.8)	(2.1)	59,151	53,004	11.6
Other	1,573	1,751	2,340	(10.2)	(32.8)	8,270	21,567	(61.7)
Total fees and other revenue	124,845	126,394	118,831	(1.2)	5.1	490,285	485,276	1.0
Gains on sales of securities available for sale	11,261	2,017	—	N.M.	100.0	13,278	—	100.0
Gains on sales of branches and real estate	2,752	1,246	—	120.9	100.0	37,894	4,188	N.M .
Total non-interest income	138,858	129,657	118,831	7.1	16.9	541,457	489,464	10.6
Total revenue	$278,429	$267,361	$254,718	4.1	9.3	$1,091,634	$1,026,994	6.3

Net interest margin (1)	3.83%	3.90%	4.07%			3.94%	4.16%
Fees and other revenue as a % of:
Total revenue	44.84	47.27	46.65			44.91	47.25
Average assets (1)	3.18	3.32	3.29			3.24	3.45

N.M. = Not Meaningful
(1) Annualized

Net Interest Income

TCF’s net interest income in 2007 was $550.2 million, up $12.6 million, or 2.4 percent, from 2006. Net interest margin in 2007 was 3.94 percent, compared with 4.16 percent for 2006. The increase in net interest income from 2006 was primarily attributable to a $1.1 billion, or 8.2 percent, increase in average interest-earning assets, partially offset by a 22 basis point reduction in net interest margin.

Net interest income for the fourth quarter of 2007 increased $3.7 million, or 2.7 percent, compared with the fourth quarter of 2006. Net interest margin in the fourth quarter of 2007 was 3.83 percent, compared with 4.07 percent last year and 3.90 percent in the third quarter of 2007.

The decrease in net interest margin from last year is primarily due to partially funding the growth in interest earning assets with borrowings and higher-cost deposits and continued customer preference for lower yielding fixed-rate loans. The decrease in net interest margin from the fourth quarter of 2006 is primarily due to partially funding the growth in interest earning assets with borrowings and higher cost deposits, continued customer preference for lower yielding fixed-rate loans and the net impact of interest rate changes on variable-rate assets and liabilities, partially offset by increased interest rates on higher balances of fixed-rate assets.

Non-interest Income

Total non-interest income was $541.5 million for 2007, up $52 million, or 10.6 percent, from 2006. Banking fees and service charges were $278 million for 2007, up $7.9 million, or 2.9 percent, from 2006 primarily due to higher activity in deposit service fees. Fees and service charges in 2006 included $5.3 million of fees from the Michigan branches that were sold in the first quarter of 2007. Card revenues totaled $98.9 million for 2007, up $6.8 million, or 7.4 percent, from 2006 due to increased sales volume as a result of increases in the number of active accounts and customer transaction volumes. ATM revenue was $35.6 million, down $2.1 million, or 5.7 percent, from 2006 due to continued declines in fees charged to TCF customers for use of non-TCF ATM machines caused by growth in TCF’s fee free checking products and changes in customer ATM usage behavior. Leasing and equipment finance revenues were $59.2 million for

2007, up $6.1 million, or 11.6 percent, from 2006, due to higher operating lease revenue, sales-type lease revenue and other fees. Average operating lease balances were $73.4 million in 2007, an increase of $6.6 million, or 9.9 percent over average operating lease balances of $66.7 million in 2006. Other revenues were $8.3 million for 2007, down $13.3 million from 2006, primarily due to a $5.2 million decrease in gains on sales of education loans and no mortgage banking revenue in 2007 compared with mortgage banking revenue of $4.7 million in 2006. Gains on sales of securities available for sale were $13.3 million in 2007 on sales of $1.2 billion of mortgage-backed securities. There were no such sales or gains in 2006.

Total non-interest income in the fourth quarter of 2007 was $138.9 million, up $20 million, or 16.9 percent, from the fourth quarter of 2006. Fees and service charges were $72.3 million, up $5.6 million, or 8.4 percent, from the fourth quarter of 2006 primarily due to higher deposit service fees. Card revenues totaled $25.1 million for the fourth quarter of 2007, up $1.6 million, or 6.7 percent, over the same period in 2006. ATM revenue was $8.3 million, down $713 thousand, or 7.9 percent, from the fourth quarter of 2006.

Branches

Number of Branches					Table 3
At period end
	Total	New		Total	New
	Branches	Branches (1)		Branches	Branches (1)
Minnesota	109	24	Traditional	194	83
Illinois	202	40	Supermarket	244	48
Michigan	56	25	Campus	15	10
Colorado	46	42		453	141
Wisconsin	31	5
Indiana	5	1
Arizona	4	4
Total Branches	453	141

(1) New branches opened since January 1, 2002.

TCF opened 20 branches during 2007, including 10 traditional branches, seven supermarket branches and three campus branches, and relocated six traditional branches. TCF also closed and consolidated four traditional branches and six supermarket branches and sold 10 Michigan branches, including the related deposit accounts. Since January 2002, TCF has opened 141 new branches, representing 31.1 percent of TCF’s 453 total branches. During the fourth quarter of 2007, TCF opened four traditional branches and two supermarket branches, and relocated four traditional branches. TCF also closed and consolidated two traditional branches into nearby branches to improve operating efficiencies.

In 2008, TCF intends to focus on optimizing existing branches in target market areas to improve convenience and service to customers and enhance branch performance, and plans to remodel 19 supermarket branches and one campus branch, and to relocate two traditional branches and one supermarket branch. TCF also plans to open 10 new branches in 2008, consisting of five traditional branches and five supermarket branches, and to close and consolidate three traditional branches into nearby branches. Additional information regarding the results of TCF’s new branches opened since January 1, 2002 is summarized as follows:

New Branch Information							Table 4
			4Q07 vs 4Q06
($ in thousands)	4Q	4Q		Percent			Percent
	2007	2006	Change	Change	2007	2006	Change
Number of deposit accounts	384,062	289,459	94,603	32.7%
Average deposits:
Checking	$369,148	$302,317	$66,831	22.1	$347,865	$280,630	24.0%
Savings	418,087	287,461	130,626	45.4	359,593	260,337	38.1
Money market	54,029	35,422	18,607	52.5	46,949	29,162	61.0
Subtotal	841,264	625,200	216,064	34.6	754,407	570,129	32.3
Certificates of deposit	366,218	431,488	(65,270)	(15.1)	413,777	402,935	2.7
Total deposits	$1,207,482	$1,056,688	$150,794	14.3	$1,168,184	$973,064	20.1

Total fees and other revenue	$20,179	$14,250	$5,929	41.6	$73,204	$54,786	33.6

Power Assets®

Average Power Assets								Table 5
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q07 vs	4Q07 vs			Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Loans and leases: (1)
Consumer home equity:
First mortgage lien	$4,112,086	$3,994,573	$3,718,402	2.9%	10.6%	$3,953,442	$3,561,922	11.0%
Junior lien	2,299,461	2,211,680	2,077,205	4.0	10.7	2,190,988	1,948,739	12.4
Total consumer home equity	6,411,547	6,206,253	5,795,607	3.3	10.6	6,144,430	5,510,661	11.5
Consumer other	45,294	45,440	40,119	(.3)	12.9	43,589	36,711	18.7
Total consumer	6,456,841	6,251,693	5,835,726	3.3	10.6	6,188,019	5,547,372	11.5
Commercial real estate	2,445,012	2,371,207	2,411,232	3.1	1.4	2,386,022	2,387,402	(.1)
Commercial business	574,881	566,464	536,378	1.5	7.2	563,218	508,250	10.8
Total commercial	3,019,893	2,937,671	2,947,610	2.8	2.5	2,949,240	2,895,652	1.9
Leasing and equipment finance	2,005,889	1,937,269	1,771,231	3.5	13.2	1,915,790	1,659,807	15.4
Total Power Assets	$11,482,623	$11,126,633	$10,554,567	3.2	8.8	$11,053,049	$10,102,831	9.4

(1) Excludes residential real estate loans, education loans held for sale and operating lease receivables.

TCF’s average Power Assets grew $950.2 million, or 9.4 percent, in 2007 from 2006. TCF’s average consumer loan balances increased $640.6 million, or 11.5 percent, average leasing and equipment finance balances increased $256 million, or 15.4 percent, primarily due to record originations, and average commercial loan balances increased $53.6 million, or 1.9 percent, primarily due to lower prepayments.

The increase in average consumer home equity loans was primarily due to an $832.6 million increase in fixed-rate consumer home equity loans, partially offset by a $198.9 million decrease in variable-rate consumer home equity loans. At December 31, 2007, 64.1 percent of the consumer home equity portfolio was secured by first liens.

Power Liabilities®

Average Power Liabilities								Table 6
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q07 vs	4Q07 vs	YTD	YTD	Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Non-interest bearing deposits:
Retail	$1,348,202	$1,406,155	$1,457,265	(4.1)%	(7.5)%	$1,444,125	$1,513,121	(4.6)%
Small business	600,491	596,197	629,011.7		(4.5)	594,979	609,907	(2.4)
Commercial and custodial	201,161	195,529	206,034	2.9	(2.4)	199,432	232,725	(14.3)
Total non-interest bearing	2,149,854	2,197,881	2,292,310	(2.2)	(6.2)	2,238,536	2,355,753	(5.0)
Interest-bearing deposits:
Premier checking	1,026,408	1,048,449	1,042,361	(2.1)	(1.5)	1,054,542	1,001,024	5.3
Other checking	816,512	823,833	813,851	(.9)	.3	824,791	864,316	(4.6)
Subtotal	1,842,920	1,872,282	1,856,212	(1.6)	(.7)	1,879,333	1,865,340.8
Premier savings	1,353,638	1,202,672	1,014,427	12.6	33.4	1,184,756	899,067	31.8
Other savings	1,229,808	1,274,164	1,299,319	(3.5)	(5.3)	1,279,577	1,376,182	(7.0)
Subtotal	2,583,446	2,476,836	2,313,746	4.3	11.7	2,464,333	2,275,249	8.3
Money market	598,483	606,198	593,961	(1.3)	.8	604,767	620,844	(2.6)
Subtotal	5,024,849	4,955,316	4,763,919	1.4	5.5	4,948,433	4,761,433	3.9
Certificates of deposit	2,307,411	2,498,936	2,470,659	(7.7)	(6.6)	2,461,055	2,291,002	7.4
Total interest-bearing	7,332,260	7,454,252	7,234,578	(1.6)	1.4	7,409,488	7,052,435	5.1
Power Liabilities	$9,482,114	$9,652,133	$9,526,888	(1.8)	(.5)	$9,648,024	$9,408,188	2.5

Average rate on deposits	2.29%	2.48%	2.33%			2.39%	2.08%

Average Power Liabilities totaled $9.6 billion for 2007, with an average interest rate of 2.39 percent. Excluding the Michigan deposits sold in the first quarter of 2007, average Power Liabilities increased $413.4 million, or 4.5 percent, from 2006. The increase was primarily driven by increases in higher-cost savings and certificates of deposit, partially offset by declines in non-interest bearing deposits driven by the continued customer preference for higher-cost market-rate deposits.

Average Power Liabilities totaled $9.5 billion for the fourth quarter of 2007, down $170 million, or 1.8 percent, from the third quarter of 2007, primarily due to a $191.5 million decline in certificates of deposit as a result of intense deposit competition.

Non-interest Expense

								Table 7
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q07 vs	4Q07 vs			Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Compensation and
employee benefits	$86,555	$85,113	$85,811	1.7%	.9%	$346,468	$341,857	1.3%
Occupancy and equipment	30,818	30,226	29,905	2.0	3.1	120,824	114,618	5.4
Advertising and promotions	4,632	5,480	6,235	(15.5)	(25.7)	21,679	26,926	(19.5)
Other	38,391	37,632	39,611	2.0	(3.1)	147,869	151,449	(2.4)
Subtotal	160,396	158,451	161,562	1.2	(.7)	636,840	634,850.3
Visa indemnification	7,696	—	—	100.0	100.0	7,696	—	100.0
Operating lease depreciation	4,521	4,326	4,000	4.5	13.0	17,588	14,347	22.6
Total non-interest expense	$172,613	$162,777	$165,562	6.0	4.3	$662,124	$649,197	2.0

Non-interest expense (excluding Visa indemnification expense and operating lease depreciation) totaled $636.8 million for 2007, up $2 million, or .3 percent, from $634.9 million for 2006. Compensation and employee benefits were well controlled and increased $4.6 million, or 1.3 percent, from 2006. Increases due to branch expansion were partially offset by decreases resulting from branches sold, closed branches and other efficiency initiatives. Occupancy and equipment expenses increased $6.2 million, or 5.4 percent, from 2006, primarily due to the costs associated with branch expansion, relocation and remodeling. Advertising and promotions expense was $21.7 million, down $5.2 million, or 19.5 percent, from 2006, primarily due to spending reductions on media and promotions. Other expense decreased $3.6 million, or 2.4 percent, primarily due to expense control initiatives partially offset by a $3 million increase in loan and lease related costs mainly driven by higher private mortgage insurance expense, a $1.5 million increase in net real estate expenses due to higher losses on foreclosed real estate and a $1.1 million increase in card processing and issuance costs due to increased transactions. Operating lease depreciation increased $3.2 million, or 22.6 percent, from 2006, primarily driven by higher average operating lease balances in TCF’s leasing and equipment finance subsidiaries.

Non-interest expense (excluding Visa indemnification expense and operating lease depreciation) totaled $160.4 million for the 2007 fourth quarter, down $1.2 million, or .7 percent, from the fourth quarter of 2006. Compensation and employee benefits increased $744 thousand, or .9 percent, from the fourth quarter of 2006 primarily due to branch expansion partially offset by decreases resulting from branches sold or closed branches and other efficiency initiatives. Occupancy and equipment expenses increased $913 thousand, or 3.1 percent, from the fourth quarter of 2006 primarily due to costs associated with branch expansion. Advertising and promotions expense was $4.6 million, down $1.6 million, or 25.7 percent, from 2006, primarily due to decreased media and promotion expenses. Other expense decreased $1.2 million, or 3.1 percent, primarily due to expense control initiatives partially offset by an $879 thousand increase in net real estate expenses due to higher losses on foreclosed real estate and a $747 thousand increase in card processing and issuance costs due to increased transactions. The fourth quarter of 2006 included approximately $1 million of severance and other exit costs related to the closure and consolidation of 13 branches and other staff reductions.

TCF is a member of Visa U.S.A. Inc. (“Visa”) for issuance and processing of its card transactions. As a member of Visa, TCF has a contingent obligation to indemnify Visa for losses in connection with certain covered litigation matters. TCF recognized a $7.7 million pre-tax charge in the fourth quarter of 2007 for this contingent obligation.

Credit Quality

Credit Quality Summary								Table 8
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q07 vs	4Q07 vs			Percent
	2007	2007	2006	3Q07	4Q06	2007	2006	Change
Allowance for loan and lease losses
Balance at beginning of period	$74,632	$66,809	$55,098	11.7%	35.5%	$58,543	$55,823	4.9%
Charge-offs	(17,771)	(14,669)	(9,895)	21.1	79.6	(52,421)	(33,221)	57.8
Recoveries	3,957	3,609	3,267	9.6	21.1	17,828	15,252	16.9
Net charge-offs	(13,814)	(11,060)	(6,628)	24.9	108.4	(34,593)	(17,969)	92.5
Provision for credit losses	20,124	18,883	10,073	6.6	99.8	56,992	20,689	175.5
Balance at end of period	$80,942	$74,632	$58,543	8.5	38.3	$80,942	$58,543	38.3

Allowance as a percentage of period end loans and leases	.66%	.63%	.52%			.66%	.52%
Ratio of allowance to net charge-offs (1)	1.5X	1.7X	2.2X			2.3X	3.3X

Net Charge-offs as a Percentage of Average Loans and Leases (1)
Consumer home equity:
First mortgage lien	.30%	.27%	.12%			.24%	.09%
Junior lien	.62	.58	.39			.50	.22
Total home equity	.42	.38	.21			.33	.13
Total consumer	.56	.59	.32			.43	.22
Commercial real estate	.33	—	—			.10	.01
Commercial business	.30	.44	.13			.22	.09
Leasing and equipment finance	.45	.24	.36			.20	.29
Residential real estate	.05	.07	.10			.04	.04
Total	.46	.38	.24			.30	.17

Other Credit Quality Data
Delinquencies (30+ days) (2)	$82,577	$74,569	$71,693	10.7	15.2
Delinquencies as a percentage of loan and lease portfolio (2):	.67%	.63%	.63%

Non-accrual loans and leases	$59,854	$47,235	$43,185	26.7	38.6
Real estate owned	45,765	43,010	22,453	6.4	103.8
Total non-performing assets	$105,619	$90,245	$65,638	17.0	60.9
Non-performing assets as a percentage of net loans and leases	.86%	.76%	.58%

(1) Annualized
(2) Excludes non-accrual loans and leases.

At December 31, 2007, TCF’s allowance for loan and lease losses totaled $80.9 million, or .66 percent of loans and leases, compared with $58.5 million, or .52 percent, at December 31, 2006 and $74.6 million, or .63 percent, at September 30, 2007. The provision for credit losses for 2007 was $57 million, up from $20.7 million in 2006, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases, higher net charge-offs and reserves for certain commercial loans, primarily in Michigan, and reductions in reserves for certain equipment finance loans and leases in 2006.

Consumer home equity net charge-offs for 2007, which have steadily increased during the year, were $20.4 million, an increase of $13 million over 2006. The higher net charge-offs are primarily due to the slowdown in the residential real estate market in Minnesota and Michigan.

The provision for credit losses was $20.1 million in the fourth quarter of 2007, up from $10.1 million in the fourth quarter of 2006, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases. Net loan and lease charge-offs during the fourth quarter of 2007 were $13.8 million, or .46 percent of average loans and leases, up from $6.6 million, or ..24 percent, in the same period of 2006, primarily due to higher consumer home equity and commercial real estate loan net charge-offs.

At December 31, 2007, TCF’s over-30-day delinquency rate was .67 percent, up from .63 percent at December 31, 2006, primarily due to consumer home equity loans and leasing and equipment finance receivables, partially offset by a decrease for commercial real estate loans. Total non-performing assets were $105.6 million, or .66 percent of total assets, at December 31, 2007, up from $65.6 million, or .45 percent of total assets, at December 31, 2006. The increase in non-performing assets from December 31, 2006 was primarily due to a $14.5 million increase in commercial real estate owned, an $8.9 million increase in residential real estate owned, a $9.7 million increase in consumer home equity non-accrual loans and a $6.4 million increase in commercial non-accrual loans.

Income Taxes

TCF’s income tax expense was $105.7 million for 2007, or 28.4 percent of pre-tax income, compared with $112.2 million, or 31.4 percent, for 2006. Income tax expense for 2007 includes an $8.5 million reduction related to a favorable settlement with the IRS of a tax issue from a prior year and $9.9 million of other reductions primarily resulting from changes in uncertain tax positions and state tax laws. Income tax expense for 2006 includes $6.1 million of reductions for favorable developments involving uncertain tax positions. Excluding these items, the effective income tax rate was 33.9 percent for 2007 and 33.1 percent for 2006.

TCF’s income tax expense was $22.9 million for the fourth quarter of 2007, or 26.7 percent of pre-tax income, compared with $25.4 million, or 32.1 percent, for the comparable 2006 period. The lower effective income tax rate for the fourth quarter of 2007 is primarily due to $5.4 million of reductions in income tax expense for uncertain tax positions, compared with $851 thousand of reductions in income tax expense in the fourth quarter of 2006. Excluding these items, the effective income tax rates for the fourth quarters of 2007 and 2006 were 33 percent and 33.1 percent, respectively.

Capital

Capital Information				Table 9
At period end
($in thousands, except per-share data)	4Q		4Q
	2007		2006
Stockholders’ equity	$1,099,012		$1,033,374
Stockholders’ equity to total assets	6.88%		7.04%
Book value per common share	$8.68		$7.92

Risk-based capital
Tier 1	$964,467	8.28%	$914,128	8.65%
Total	1,245,808	10.70	1,173,073	11.10
Total “well-capitalized” requirement	1,164,829	10.00	1,056,694	10.00
Excess over “well-capitalized” requirement	80,979.70		116,379	1.10

TCF repurchased 3.9 million shares of its common stock during 2007 at an average cost of $26.92 per share. TCF has 5.4 million shares remaining under the stock repurchase program authorized by its Board of Directors as of December 31, 2007.

Website Information

A live webcast of TCF’s conference call to discuss 2007 earnings will be hosted at TCF’s website, www.tcfbank.com, on January 23, 2008 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $16 billion in total assets. TCF has 453 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties. These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; impact of federal legislation enacted in September 2007, reducing interest subsidies and other benefits available to TCF in its education lending programs; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses dictated by new market conditions or regulatory requirements; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including possible increases in indemnification obligations for certain litigation against Visa (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	December 31,		Change
	2007	2006	$	%
Interest income:
Loans and leases	$215,082	$204,150	$10,932	5.4
Securities available for sale	29,372	24,699	4,673	18.9
Education loans held for sale	3,153	3,019	134	4.4
Investments	1,595	1,173	422	36.0
Total interest income	249,202	233,041	16,161	6.9
Interest expense:
Deposits	54,788	55,996	(1,208)	(2.2)
Borrowings	54,843	41,158	13,685	33.2
Total interest expense	109,631	97,154	12,477	12.8
Net interest income	139,571	135,887	3,684	2.7
Provision for credit losses	20,124	10,073	10,051	99.8
Net interest income after provision for
credit losses	119,447	125,814	(6,367)	(5.1)
Non-interest income:
Fees and service charges	72,331	66,735	5,596	8.4
Card revenue	25,058	23,485	1,573	6.7
ATM revenue	8,306	9,019	(713)	(7.9)
Investments and insurance revenue	2,736	2,087	649	31.1
Subtotal	108,431	101,326	7,105	7.0
Leasing and equipment finance	14,841	15,165	(324)	(2.1)
Other	1,573	2,340	(767)	(32.8)
Fees and other revenue	124,845	118,831	6,014	5.1
Gains on sales of securities available for sale	11,261	—	11,261	100.0
Gains on sales of branches and real estate	2,752	—	2,752	100.0
Total non-interest income	138,858	118,831	20,027	16.9
Non-interest expense:
Compensation and employee benefits	86,555	85,811	744.9
Occupancy and equipment	30,818	29,905	913	3.1
Advertising and promotions	4,632	6,235	(1,603)	(25.7)
Other	46,087	39,611	6,476	16.3
Subtotal	168,092	161,562	6,530	4.0
Operating lease depreciation	4,521	4,000	521	13.0
Total non-interest expense	172,613	165,562	7,051	4.3
Income before income tax expense	85,692	79,083	6,609	8.4
Income tax expense	22,875	25,350	(2,475)	(9.8)
Net income	$62,817	$53,733	$9,084	16.9

Net income per common share:
Basic	$.51	$.42	$.09	21.4
Diluted	.50	.42	.08	19.0

Dividends declared per common share	$.2425	$.23	$.0125	5.4

Average common and common equivalent
shares outstanding (in thousands):
Basic	124,058	128,209	(4,151)	(3.2)
Diluted	124,927	128,515	(3,588)	(2.8)

N.M. Not meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended
	December 31,		Change
	2007	2006	$	%
Interest income:
Loans and leases	$836,953	$769,590	$67,363	8.8
Securities available for sale	109,581	98,035	11,546	11.8
Education loans held for sale	13,252	15,009	(1,757)	(11.7)
Investments	8,237	3,504	4,733	135.1
Total interest income	968,023	886,138	81,885	9.2
Interest expense:
Deposits	230,625	195,324	35,301	18.1
Borrowings	187,221	153,284	33,937	22.1
Total interest expense	417,846	348,608	69,238	19.9
Net interest income	550,177	537,530	12,647	2.4
Provision for credit losses	56,992	20,689	36,303	175.5
Net interest income after provision for
credit losses	493,185	516,841	(23,656)	(4.6)
Non-interest income:
Fees and service charges	278,046	270,166	7,880	2.9
Card revenue	98,880	92,084	6,796	7.4
ATM revenue	35,620	37,760	(2,140)	(5.7)
Investments and insurance revenue	10,318	10,695	(377)	(3.5)
Subtotal	422,864	410,705	12,159	3.0
Leasing and equipment finance	59,151	53,004	6,147	11.6
Other	8,270	21,567	(13,297)	(61.7)
Fees and other revenue	490,285	485,276	5,009	1.0
Gains on sales of securities available for sale	13,278	—	13,278	100.0
Gains on sales of branches and real estate	37,894	4,188	33,706	N.M .
Total non-interest income	541,457	489,464	51,993	10.6
Non-interest expense:
Compensation and employee benefits	346,468	341,857	4,611	1.3
Occupancy and equipment	120,824	114,618	6,206	5.4
Advertising and promotions	21,679	26,926	(5,247)	(19.5)
Other	155,565	151,449	4,116	2.7
Subtotal	644,536	634,850	9,686	1.5
Operating lease depreciation	17,588	14,347	3,241	22.6
Total non-interest expense	662,124	649,197	12,927	2.0
Income before income tax expense	372,518	357,108	15,410	4.3
Income tax expense	105,710	112,165	(6,455)	(5.8)
Net income	$266,808	$244,943	$21,865	8.9

Net income per common share:
Basic	$2.13	$1.90	$.23	12.1
Diluted	2.12	1.90	.22	11.6

Dividends declared per common share	$.97	$.92	$.05	5.4

Average common and common equivalent
shares outstanding (in thousands):
Basic	125,398	129,010	(3,612)	(2.8)
Diluted	125,831	129,225	(3,394)	(2.6)

N.M. Not meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At
	December 31,	December 31,	Change
	2007	2006	$	%
ASSETS

Cash and due from banks	$358,174	$348,980	9,194	2.6
Investments	148,267	170,129	(21,862)	(12.9)
Securities available for sale	1,963,681	1,816,126	147,555	8.1
Education loans held for sale	156,135	144,574	11,561	8.0
Loans and leases:
Consumer home equity and other	6,590,631	5,945,077	645,554	10.9
Commercial real estate	2,557,330	2,390,653	166,677	7.0
Commercial business	558,325	551,995	6,330	1.1
Leasing and equipment finance	2,104,343	1,818,165	286,178	15.7
Subtotal	11,810,629	10,705,890	1,104,739	10.3
Residential real estate	527,607	627,790	(100,183)	(16.0)
Total loans and leases	12,338,236	11,333,680	1,004,556	8.9
Allowance for loan and lease losses	(80,942)	(58,543)	(22,399)	(38.3)
Net loans and leases	12,257,294	11,275,137	982,157	8.7
Premises and equipment, net	438,452	406,087	32,365	8.0
Goodwill	152,599	152,599	—	—
Other assets	502,452	356,102	146,350	41.1
Total assets	$15,977,054	$14,669,734	1,307,320	8.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,108,527	$4,348,256	(239,729)	(5.5)
Savings	2,636,820	2,351,580	285,240	12.1
Money market	576,667	585,779	(9,112)	(1.6)
Subtotal	7,322,014	7,285,615	36,399.5
Certificates of deposit	2,254,535	2,483,635	(229,100)	(9.2)
Total deposits	9,576,549	9,769,250	(192,701)	(2.0)
Short-term borrowings	556,070	214,112	341,958	159.7
Long-term borrowings	4,417,378	3,374,428	1,042,950	30.9
Total borrowings	4,973,448	3,588,540	1,384,908	38.6
Accrued expenses and other liabilities	328,045	278,570	49,475	17.8
Total liabilities	14,878,042	13,636,360	1,241,682	9.1
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 131,468,699 and 131,660,749 shares issued	1,315	1,317	(2)	(.2)
Additional paid-in capital	354,563	343,744	10,819	3.1
Retained earnings, subject to certain restrictions	926,875	784,011	142,864	18.2
Accumulated other comprehensive loss	(18,055)	(34,926)	16,871	48.3
Treasury stock at cost, 4,866,480 and 1,242,413 shares, and other	(165,686)	(60,772)	(104,914)	(172.6)
Total stockholders’ equity	1,099,012	1,033,374	65,638	6.4
Total liabilities and stockholders’ equity	$15,977,054	$14,669,734	1,307,320	8.9

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

	At December 31, 2007		At September 30, 2007		At December 31, 2006		Allowance as % of Portfolio
	Allowance		Allowance		Allowance		Change from
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	Sep. 30, 2007		Dec. 31, 2006
Consumer home equity	$30,951.47%		$24,018.38%		$12,615.21%		9	bps	26	bps
Consumer other	2,059	3.05	1,851	2.75	2,211	3.54	30		(49)
Total consumer	33,010.50		25,869.41		14,826.25		9		25
Commercial real estate	25,891	1.01	25,838	1.08	22,662.95		(7)		6
Commercial business	7,077	1.27	8,040	1.39	7,503	1.36	(12)		(9)
Leasing and equipment finance	14,319.68		14,379.73		12,990.71		(5)		(3)
Residential real estate	645.12		506.09		562.09		3		3
Total	$80,942.66		$74,632.63		$58,543.52		3		14

Quarterly Net Charge-Offs

	Quarter Ended				Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,	Dec. 31,
	2007	2007	2007	2006	2007	2006
Consumer home equity
First mortgage lien	$3,130	$2,656	$2,137	$1,081	$474	$2,049
Junior lien	3,585	3,231	2,364	2,019	354	1,566
Total home equity	6,715	5,887	4,501	3,100	828	3,615
Consumer other	2,379	3,269	1,075	1,611	(890)	768
Total consumer	9,094	9,156	5,576	4,711	(62)	4,383
Commercial real estate	1,987	19	—	(28)	1,968	2,015
Commercial business	430	627	43	168	(197)	262
Leasing and equipment finance	2,234	1,164	1,362	1,611	1,070	623
Residential real estate	69	94	22	166	(25)	(97)
Total	$13,814	$11,060	$7,003	$6,628	$2,754	$7,186

Quarterly Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)				Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,		Dec. 31,
	2007	2007	2007	2006	2007		2006
Consumer home equity
First mortgage lien	.30%	.27%	.22%	.12%	3	bps	18	bps
Junior lien	.62	.58	.44	.39	4		23
Total home equity	.42	.38	.30	.21	4		21
Total consumer	.56	.59	.37	.32	(3)		24
Commercial real estate	.33	—	—	—	33		33
Commercial business	.30	.44	.03	.13	(14)		17
Leasing and equipment finance	.45	.24	.29	.36	21		9
Residential real estate	.05	.07	.01	.10	(2)		(5)
Total	.46	.38	.24	.24	8		22

Non-performing assets

	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,		Dec. 31,
	2007	2007	2007	2006	2007		2006
Non-accrual loans and leases:
Consumer home equity
First mortgage lien	$20,776	$13,794	$11,309	$11,202	$6,982		$9,574
Junior lien	5,391	4,610	4,563	5,291	781		100
Total home equity	26,167	18,404	15,872	16,493	7,763		9,674
Consumer other	6	11	29	27	(5)		(21)
Total consumer	26,173	18,415	15,901	16,520	7,758		9,653
Commercial real estate	19,999	13,824	11,746	12,849	6,175		7,150
Commercial business	2,658	2,686	3,337	3,421	(28)		(763)
Leasing and equipment finance	8,050	9,177	6,886	7,596	(1,127)		454
Residential real estate	2,974	3,133	2,521	2,799	(159)		175
Total non-accrual loans and leases	59,854	47,235	40,391	43,185	12,619		16,669
Other real estate owned:
Residential real estate	28,752	28,444	30,111	19,899	308		8,853
Commercial real estate	17,013	14,566	14,702	2,554	2,447		14,459
Total other real estate owned	45,765	43,010	44,813	22,453	2,755		23,312
Total non-performing assets	$105,619	$90,245	$85,204	$65,638	$15,374		$39,981

Non-performing assets as a percentage of net loans and leases	.86%	.76%	.74%	.58%	10	bps	28	bps

(1) Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,	Dec. 31,
	2007	2007	2007	2006	2007	2006
30 days or more:
Consumer home equity
First mortgage lien	$31,784	$27,957	$19,288	$22,527	$3,827	$9,257
Junior lien	12,289	11,185	8,709	11,406	1,104	883
Total home equity	44,073	39,142	27,997	33,933	4,931	10,140
Consumer other	377	416	272	380	(39)	(3)
Total consumer	44,450	39,558	28,269	34,313	4,892	10,137
Commercial real estate	11,382	7,140	10,739	18,072	4,242	(6,690)
Commercial business	1,071	2,653	183	762	(1,582)	309
Leasing and equipment finance	15,691	15,651	11,016	8,499	40	7,192
Residential real estate	9,983	9,567	8,480	10,047	416	(64)
Total 30 days or more	$82,577	$74,569	$58,687	$71,693	$8,008	$10,884

Total 90 days or more and still accruing	$15,384	$13,887	$20,754	$12,214	$1,497	$3,170

Delinquency data - % of portfolio (1)

	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,		Dec. 31,
	2007	2007	2007	2006	2007		2006
30 days or more:
Consumer home equity
First mortgage lien	.76%	.69%	.50%	.60%	7	bps	16	bps
Junior lien	.53	.50	.40	.54	3		(1)
Total home equity	.68	.62	.46	.58	6		10
Consumer other	.56	.62	.42	.61	(6)		(5)
Total consumer	.68	.62	.46	.58	6		10
Commercial real estate	.45	.30	.46	.76	15		(31)
Commercial business	.19	.46	.03	.14	(27)		5
Leasing and equipment finance	.75	.80	.58	.47	(5)		28
Residential real estate	1.90	1.76	1.49	1.61	15		30
Total 30 days or more	.67	.63	.51	.63	4		4

Total 90 days or more and still accruing	.12	.12	.18	.11	—		1

Potential Problem Loans and Leases (2)

	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Dec. 31,	Sep. 30,	Dec. 31,
	2007	2007	2007	2006	2007	2006
Commercial real estate	$31,511	$42,277	$35,956	$43,216	$(10,766)	$(11,705)
Commercial business	8,695	8,764	8,557	11,664	(69)	(2,969)
Leasing and equipment finance	15,015	14,109	12,022	11,265	906	3,750
	$55,221	$65,150	$56,535	$66,145	$(9,929)	$(10,924)

(1)        Excludes non-accrual loans and leases.

(2)        Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2007			2006
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$147,058	$1,595	4.31%	$101,548	$1,173	4.59%
Securities available for sale	2,187,068	29,372	5.37	1,840,649	24,699	5.37
Education loans held for sale	153,146	3,153	8.17	145,283	3,019	8.24
Loans and leases:
Consumer home equity:
Fixed-rate	4,889,304	85,978	6.98	4,293,070	74,869	6.92
Variable-rate	1,522,243	30,608	7.98	1,502,537	33,636	8.88
Consumer - other	45,294	1,114	9.76	40,119	1,042	10.30
Total consumer home equity and other	6,456,841	117,700	7.23	5,835,726	109,547	7.45
Commercial real estate:
Fixed- and adjustable-rate	1,839,817	29,842	6.44	1,718,735	28,220	6.51
Variable-rate	605,195	10,814	7.09	692,497	13,761	7.88
Total commercial real estate	2,445,012	40,656	6.60	2,411,232	41,981	6.91
Commercial business:
Fixed- and adjustable-rate	179,525	2,854	6.31	152,018	2,488	6.49
Variable-rate	395,356	6,885	6.91	384,360	7,320	7.56
Total commercial business	574,881	9,739	6.72	536,378	9,808	7.25
Leasing and equipment finance	2,005,889	39,217	7.82	1,771,231	33,462	7.56
Subtotal	11,482,623	207,312	7.17	10,554,567	194,798	7.33
Residential real estate	537,449	7,770	5.77	643,087	9,352	5.81
Total loans and leases	12,020,072	215,082	7.11	11,197,654	204,150	7.25
Total interest-earning assets	14,507,344	249,202	6.83	13,285,134	233,041	6.98
Other assets	1,198,428			1,160,876
Total assets	$15,705,772			$14,446,010

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,348,202			$1,457,265
Small business	600,491			629,011
Commercial and custodial	201,161			206,034
Total non-interest bearing deposits	2,149,854			2,292,310
Interest-bearing deposits:
Premier checking	1,026,408	6,454	2.49	1,042,361	8,196	3.12
Other checking	816,512	830	.40	813,851	464.23
Subtotal	1,842,920	7,284	1.57	1,856,212	8,660	1.85
Premier savings	1,353,638	13,819	4.05	1,014,427	11,073	4.33
Other savings	1,229,808	3,510	1.13	1,299,319	3,473	1.06
Subtotal	2,583,446	17,329	2.66	2,313,746	14,546	2.49
Money market	598,483	4,159	2.76	593,961	4,179	2.79
Subtotal	5,024,849	28,772	2.27	4,763,919	27,385	2.28
Certificates of deposit	2,307,411	26,016	4.47	2,470,659	28,611	4.59
Total interest-bearing deposits	7,332,260	54,788	2.96	7,234,578	55,996	3.07
Total deposits	9,482,114	54,788	2.29	9,526,888	55,996	2.33
Borrowings:
Short-term borrowings	450,027	5,184	4.57	520,883	7,026	5.35
Long-term borrowings	4,340,891	49,659	4.54	3,039,011	34,132	4.46
Total borrowings	4,790,918	54,843	4.54	3,559,894	41,158	4.59
Total deposits and borrowings	14,273,032	109,631	3.05	13,086,782	97,154	2.94
Other liabilities	365,888			319,740
Total liabilities	14,638,920			13,406,522
Stockholders’ equity	1,066,852			1,039,488
Total liabilities and stockholders’ equity	$15,705,772			$14,446,010

Net interest income and margin		$139,571	3.83%		$135,887	4.07%

(1)  Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2007			2006
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS

Investments	$178,012	$8,237	4.63%	$78,511	$3,504	4.46%
Securities available for sale	2,024,563	109,581	5.41	1,833,359	98,035	5.35
Education loans held for sale	154,516	13,252	8.58	210,992	15,009	7.11
Loans and leases:
Consumer home equity:
Fixed-rate	4,683,745	326,516	6.97	3,851,117	263,157	6.83
Variable-rate	1,460,685	124,992	8.56	1,659,544	143,576	8.65
Consumer - other	43,589	4,307	9.88	36,711	3,717	10.13
Total consumer home equity and other	6,188,019	455,815	7.37	5,547,372	410,450	7.40
Commercial real estate:
Fixed- and adjustable-rate	1,777,813	114,140	6.42	1,665,531	105,089	6.31
Variable-rate	608,209	46,363	7.62	721,871	55,239	7.65
Total commercial real estate	2,386,022	160,503	6.73	2,387,402	160,328	6.72
Commercial business:
Fixed- and adjustable-rate	169,776	10,853	6.39	134,560	8,471	6.30
Variable-rate	393,442	28,947	7.36	373,690	27,619	7.39
Total commercial business	563,218	39,800	7.07	508,250	36,090	7.10
Leasing and equipment finance	1,915,790	147,507	7.70	1,659,807	122,292	7.37
Subtotal	11,053,049	803,625	7.27	10,102,831	729,160	7.22
Residential real estate	574,554	33,328	5.80	696,086	40,430	5.81
Total loans and leases	11,627,603	836,953	7.20	10,798,917	769,590	7.13
Total interest-earning assets	13,984,694	968,023	6.92	12,921,779	886,138	6.86
Other assets	1,161,106			1,141,934
Total assets	$15,145,800			$14,063,713

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,444,125			$1,513,121
Small business	594,979			609,907
Commercial and custodial	199,432			232,725
Total non-interest bearing deposits	2,238,536			2,355,753
Interest-bearing deposits:
Premier checking	1,054,542	30,650	2.91	1,001,024	31,539	3.15
Other checking	824,791	2,994.36		864,316	2,017.23
Subtotal	1,879,333	33,644	1.79	1,865,340	33,556	1.80
Premier savings	1,184,756	49,994	4.22	899,067	37,275	4.15
Other savings	1,279,577	14,976	1.17	1,376,182	12,797.93
Subtotal	2,464,333	64,970	2.64	2,275,249	50,072	2.20
Money market	604,767	17,481	2.89	620,844	15,216	2.45
Subtotal	4,948,433	116,095	2.35	4,761,433	98,844	2.08
Certificates of deposit	2,461,055	114,530	4.65	2,291,002	96,480	4.21
Total interest-bearing deposits	7,409,488	230,625	3.11	7,052,435	195,324	2.77
Total deposits	9,648,024	230,625	2.39	9,408,188	195,324	2.08
Borrowings:
Short-term borrowings	230,293	11,369	4.94	596,852	30,041	5.03
Long-term borrowings	3,890,054	175,852	4.52	2,752,847	123,243	4.48
Total borrowings	4,120,347	187,221	4.54	3,349,699	153,284	4.58
Total deposits and borrowings	13,768,371	417,846	3.03	12,757,887	348,608	2.73
Other liabilities	343,978			300,930
Total liabilities	14,112,349			13,058,817
Stockholders’ equity	1,033,451			1,004,896
Total liabilities and stockholders’ equity	$15,145,800			$14,063,713

Net interest income and margin		$550,177	3.94%		$537,530	4.16%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
Interest income:
Loans and leases	$215,082	$213,528	$206,738	$201,605	$204,150
Securities available for sale	29,372	28,439	26,665	25,105	24,699
Education loans held for sale	3,153	2,588	3,365	4,146	3,019
Investments	1,595	2,279	1,557	2,806	1,173
Total interest income	249,202	246,834	238,325	233,662	233,041
Interest expense:
Deposits	54,788	60,440	58,242	57,155	55,996
Borrowings	54,843	48,690	42,658	41,030	41,158
Total interest expense	109,631	109,130	100,900	98,185	97,154
Net interest income	139,571	137,704	137,425	135,477	135,887
Provision for credit losses	20,124	18,883	13,329	4,656	10,073
Net interest income after provision for credit losses	119,447	118,821	124,096	130,821	125,814
Non-interest income:
Fees and service charges	72,331	71,965	71,728	62,022	66,735
Card revenue	25,058	25,685	24,876	23,261	23,485
ATM revenue	8,306	9,251	9,314	8,749	9,019
Investments and insurance revenue	2,736	2,632	2,772	2,178	2,087
Subtotal	108,431	109,533	108,690	96,210	101,326
Leasing and equipment finance	14,841	15,110	15,199	14,001	15,165
Other	1,573	1,751	2,993	1,953	2,340
Fees and other revenue	124,845	126,394	126,882	112,164	118,831
Gains on sales of securities available for sale	11,261	2,017	—	—	—
Gains on sales of branches and real estate	2,752	1,246	2,723	31,173	—
Total non-interest income	138,858	129,657	129,605	143,337	118,831
Non-interest expense:
Compensation and employee benefits	86,555	85,113	86,707	88,093	85,811
Occupancy and equipment	30,818	30,226	29,329	30,451	29,905
Advertising and promotions	4,632	5,480	5,586	5,981	6,235
Other	46,087	37,632	36,531	35,315	39,611
Subtotal	168,092	158,451	158,153	159,840	161,562
Operating lease depreciation	4,521	4,326	4,381	4,360	4,000
Total non-interest expense	172,613	162,777	162,534	164,200	165,562
Income before income tax expense	85,692	85,701	91,167	109,958	79,083
Income tax expense	22,875	26,563	29,038	27,234	25,350
Net income	$62,817	$59,138	$62,129	$82,724	$53,733

Net income per common share:
Basic	$.51	$.48	$.49	$.65	$.42
Diluted	.50	.48	.49	.65	.42

Dividends declared per common share	$.2425	$.2425	$.2425	$.2425	$.23

Financial Ratios:

Return on average assets (1)	1.60%	1.55%	1.67%	2.24%	1.49%
Return on average common equity (1)	23.55	23.39	24.16	31.81	20.68
Net interest margin (1)	3.83	3.90	4.02	4.00	4.07
Net charge-offs as a percentage of average loans and leases (1)	.46	.38	.24	.10	.24
Average total equity to average assets	6.79	6.64	6.92	7.03	7.20

(1)  Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
ASSETS

Cash and due from banks	$310,011	$309,596	$297,231	$309,741	$316,389
Investments	147,058	203,406	130,977	231,256	101,548
Securities available for sale	2,187,068	2,078,155	1,967,524	1,861,335	1,840,649
Education loans held for sale	153,146	110,449	153,566	201,924	145,283
Loans and leases:
Consumer home equity:
Fixed-rate	4,889,304	4,750,552	4,614,322	4,475,520	4,293,070
Variable-rate	1,522,243	1,455,701	1,421,390	1,442,593	1,502,537
Consumer - other	45,294	45,440	41,708	41,853	40,119
Total consumer home equity and other	6,456,841	6,251,693	6,077,420	5,959,966	5,835,726
Commercial real estate:
Fixed- and adjustable-rate	1,839,817	1,786,829	1,750,690	1,732,636	1,718,735
Variable-rate	605,195	584,378	598,918	645,047	692,497
Total commercial real estate	2,445,012	2,371,207	2,349,608	2,377,683	2,411,232
Commercial business:
Fixed- and adjustable-rate	179,525	170,593	165,780	163,014	152,018
Variable-rate	395,356	395,871	391,354	391,113	384,360
Total commercial business	574,881	566,464	557,134	554,127	536,378
Leasing and equipment finance	2,005,889	1,937,269	1,879,958	1,837,964	1,771,231
Subtotal	11,482,623	11,126,633	10,864,120	10,729,740	10,554,567
Residential real estate	537,449	559,413	587,400	614,970	643,087
Total loans and leases	12,020,072	11,686,046	11,451,520	11,344,710	11,197,654
Allowance for loan and lease losses	(77,072)	(68,564)	(61,934)	(58,714)	(56,440)
Net loans and leases	11,943,000	11,617,482	11,389,586	11,285,996	11,141,214
Premises and equipment	435,426	427,632	420,967	414,041	400,812
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	377,464	325,846	339,170	344,594	347,516
	$15,705,772	$15,225,165	$14,851,620	$14,801,486	$14,446,010

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,348,202	$1,406,155	$1,492,429	$1,532,150	$1,457,265
Small business	600,491	596,197	586,711	596,460	629,011
Commercial and custodial	201,161	195,529	199,226	201,860	206,034
Total non-interest bearing deposits	2,149,854	2,197,881	2,278,366	2,330,470	2,292,310
Interest-bearing deposits:
Premier checking	1,026,408	1,048,449	1,070,397	1,073,500	1,042,361
Other checking	816,512	823,833	834,405	824,512	813,851
Subtotal	1,842,920	1,872,282	1,904,802	1,898,012	1,856,212
Premier savings	1,353,638	1,202,672	1,109,341	1,070,059	1,014,427
Other savings	1,229,808	1,274,164	1,300,857	1,314,471	1,299,319
Subtotal	2,583,446	2,476,836	2,410,198	2,384,530	2,313,746
Money market	598,483	606,198	604,217	610,286	593,961
Subtotal	5,024,849	4,955,316	4,919,217	4,892,828	4,763,919
Certificates of deposit	2,307,411	2,498,936	2,525,886	2,513,838	2,470,659
Total interest-bearing deposits	7,332,260	7,454,252	7,445,103	7,406,666	7,234,578
Total deposits	9,482,114	9,652,133	9,723,469	9,737,136	9,526,888
Borrowings:
Short-term borrowings	450,027	183,582	196,169	87,928	520,883
Long-term borrowings	4,340,891	4,043,570	3,566,883	3,599,032	3,039,011
Total borrowings	4,790,918	4,227,152	3,763,052	3,686,960	3,559,894
Accrued expenses and other liabilities	365,888	334,630	336,676	337,178	319,740
Total liabilities	14,638,920	14,213,915	13,823,197	13,761,274	13,406,522
Stockholders’ equity:
Common stock	1,315	1,315	1,315	1,316	1,534
Additional paid-in capital	353,365	351,905	351,312	344,685	395,237
Retained earnings	901,799	871,691	841,757	795,884	1,129,892
Accumulated other comprehensive loss	(24,229)	(52,355)	(42,754)	(34,939)	(23,804)
Treasury stock at cost and other	(165,398)	(161,306)	(123,207)	(66,734)	(463,371)
	1,066,852	1,011,250	1,028,423	1,040,212	1,039,488
	$15,705,772	$15,225,165	$14,851,620	$14,801,486	$14,446,010

Supplemental Information:
Securities available for sale	$2,187,068	$2,078,155	$1,967,524	$1,861,335	$1,840,649
Residential real estate loans	537,449	559,413	587,400	614,970	643,087
Total securities available for sale and residential real estate loans	$2,724,517	$2,637,568	$2,554,924	$2,476,305	$2,483,736

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
ASSETS

Investments	4.31%	4.45%	4.77%	4.91%	4.59%
Securities available for sale	5.37	5.47	5.42	5.40	5.37
Education loans held for sale	8.17	9.30	8.79	8.33	8.24
Loans and leases:
Consumer home equity:
Fixed-rate	6.98	6.99	6.97	6.95	6.92
Variable-rate	7.98	8.67	8.80	8.83	8.88
Consumer - other	9.76	9.74	10.16	9.89	10.30
Total consumer home equity and other	7.23	7.40	7.42	7.42	7.45
Commercial real estate:
Fixed- and adjustable-rate	6.44	6.44	6.42	6.38	6.51
Variable-rate	7.09	7.86	7.83	7.72	7.88
Total commercial real estate	6.60	6.79	6.78	6.74	6.91
Commercial business:
Fixed- and adjustable-rate	6.31	6.32	6.47	6.48	6.49
Variable-rate	6.91	7.51	7.50	7.51	7.56
Total commercial business	6.72	7.16	7.19	7.21	7.25
Leasing and equipment finance	7.82	7.84	7.67	7.45	7.56
Subtotal	7.17	7.34	7.31	7.27	7.33
Residential real estate	5.77	5.77	5.85	5.79	5.81
Total loans and leases	7.11	7.26	7.24	7.19	7.25

Total interest-earning assets	6.83	6.97	6.97	6.92	6.98

LIABILITIES

Interest-bearing deposits:
Premier checking	2.49	3.05	2.98	3.10	3.12
Other checking	.40	.43	.35	.26	.23
Subtotal	1.57	1.90	1.83	1.87	1.85
Premier savings	4.05	4.35	4.22	4.29	4.33
Other savings	1.13	1.29	1.15	1.11	1.06
Subtotal	2.66	2.77	2.56	2.54	2.49
Money market	2.76	3.02	2.89	2.89	2.79
Subtotal	2.27	2.48	2.32	2.32	2.28
Certificates of deposit	4.47	4.68	4.73	4.70	4.59
Total interest-bearing deposits	2.96	3.22	3.14	3.13	3.07
Total deposits	2.29	2.48	2.40	2.38	2.33

Borrowings:
Short-term borrowings	4.57	5.32	5.22	5.41	5.35
Long-term borrowings	4.54	4.54	4.51	4.49	4.46
Total borrowings	4.54	4.57	4.55	4.51	4.59

Total interest-bearing liabilities	3.59	3.71	3.61	3.59	3.57

Net interest margin	3.83%	3.90%	4.02%	4.00%	4.07%

(1) Annualized

###